UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

TO

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2010

CHINA GREEN AGRICULTURE, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-18606	36-3526027
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3rd Floor, Borough A, Block A.
No.181 South Taibai Road
Xi’an, Shaanxi Province
People’s Republic of China 710065
(Address of registrant’s principal executive office)

(011)-86-29-88266368
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AMENDMENT NO. 1 ON FORM 8-K/A

China Green Agriculture, Inc.

August 13, 2010

On July 7, 2010, China Green Agriculture, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”), with respect to its acquisition of Beijing Gufeng Chemical Products Co., Ltd., a company organized under the laws of the People’s Republic of China, and its wholly-owned subsidiary, Beijing Tianjuyuan Fertilizer Co., Ltd., a company organized under the laws of the People’s Republic of China (the “Report”).  This Amendment No. 1 on Form 8-K/A amends the Report, in order to provide the financial statements  required by Item 9.01(a) of Form 8-K, which the Company indicated would be provided no later than 71 days after the date the Current Report on Form 8-K reporting the closing of the acquisition is required to be filed, or by September 18, 2010. The pro forma information required by Item 9.01(b) of Form 8-K will be filed by amendment with the Commission within the same period as Item 9.01(a) information is required to be filed or by September 18, 2010.

Item 9.01	Financial Statements and Exhibits

THIS AMENDMENT NO. 1 ON FORM 8-K/A AMENDS ITEM 9.01 OF THE REPORT AS FOLLOWS:

(a) Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a) of Form 8-K, the financial statements required pursuant to Regulation S-X are filed as Exhibit 99.1 to this Form 8-K/A and are incorporated in their entirety herein by reference.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K is not being filed herewith. Such pro forma financial information will be filed by amendment not later than 71 calendar days after the Current Report on Form 8-K reporting the closing of the acquisition is required to be filed, or September 18, 2010,  pursuant to Item 9.01(b)(2) of Form 8-K.

(d) Exhibits.

The exhibits required by this item are listed on the Exhibit Index to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GREEN AGRICULTURE, INC.

By:	/s/ Tao Li
Name:	Tao Li
Title:	President and Chief Executive Officer

Date: August 13, 2010

Exhibit Index

Exhibit Number	Description
99.1
Beijing Gufeng Chemical Products Co., Ltd. audited financial statements for the fiscal years ended December 20, 2009 and December 20, 2008, and the unaudited financial statements for the three months ended March 31, 2010 and March 20, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Beijing Gufeng Chemical Products Co., Ltd.

We have audited the accompanying consolidated balance sheets of Beijing Gufeng Chemical Products Co., Ltd. (the “Company”), as of December 20, 2009 and 2008, and the related consolidated statements of operations and comprehensive income (loss), shareholders’ equity, and cash flows for the years ended December 20, 2009 and 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 20, 2009 and 2008, and the consolidated results of its operations and its cash flows for the years ended December 20, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ KABANI & COMPANY, INC.

KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California

August 13, 2010

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
BALANCE SHEET STATEMENT
FOR THE YEARS ENDED DECEMBER 20, 2009 AND 2008

ASSETS	AS OF DECEMBER 20,
	2009	2008
Current Assets
Cash and cash equivalents	$215,382	$262,199
Accounts receivable	38,360	6,805
Other receivables, net	16,396	29,011
Other assets	6,192	28,421
Advances to suppliers	3,324,421	652,825
Amount due from related parties	671,424	1,504,034
Inventories	28,297,957	40,209,729

Total Current Assets	32,570,132	42,693,023

Plant, Property and Equipment, net	4,637,970	5,260,206

Construction in Progress	7,809,052	7,552,817

Total Assets	$45,017,154	$55,506,046

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$3,668,553	3,896,968
Other payables and accrued expenses	951,337	866,187
Amount due to related parties	464,849	1,183,324
Taxes payable	13,325	14,280
Unearned revenue	32,571,022	46,221,718
Short term loans	4,248,524	3,928,179
Total Current Liabilities	41,917,610	56,110,656

Long Term Loan	-	117,725

Total Liabilities	41,917,610	56,228,381

Stockholders' Equity (Deficit)
Contributed capital	4,068,178	4,068,178
Statutory reserve	439,330	20
Accumulated deficit	(1,645,327)	(5,025,195)
Accumulated other comprehensive income	237,363	234,662
Total Stockholders' Equity (Deficit)	3,099,544	(722,335)

Total Liabilities and Stockholders' Equity (Deficit)	$45,017,154	$55,506,046

The accompanying notes are an integral part of these consolidated financial statements.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 20, 2009 AND 2008

	FOR THE YEARS ENDED
	December 20, 2009	December 20, 2008

Net sales	54,026,378	41,258,388
Cost of goods sold	(48,759,286)	(42,276,777)
Gross profit	5,267,092	(1,018,389)
Operating expenses
General administrative and selling expenses	(1,638,388)	(1,924,387)
Income (loss) from operations	3,628,703	(2,942,776)
Other income (expense)
Miscellenous income	126,729	66,493
Miscellenous expense	(23)	(26,014)
Interest expense	-	(44,404)
Total other income (expense)	126,706	(3,925)
Income (loss) before income taxes	3,755,409	(2,946,701)
Provision for income taxes	-	-
Net income (loss)	3,755,409	(2,946,701)
Other comprehensive income (loss)
Foreign currency translation gain (loss)	2,701	104,856
Comprehensive income (loss)	$3,758,110	$(2,841,845)

The accompanying notes are an integral part of these consolidated financial statements.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 20, 2009 AND 2008

	Contributed Capital	Statutory Reserve	Retained Earning	Accumulated Other Comprehensive Income	Total Stockholders' Equity (deficit)

BALANCE, DECEMBER 21, 2007	$4,068,178	$20	$(2,078,494)	$129,806	$2,119,510

Net loss for the year ended December 20, 2008	-		(2,946,701)	-	(2,946,701)

Accumulative other comprehensive income	-	-	-	104,856	104,856

BALANCE, DECEMBER 20, 2008	4,068,178	20	(5,025,195)	234,662	(722,335)

Net income for the year ended December 20, 2009	-	-	3,755,409	-	3,755,409

Transfer to statutory reserve		439,310	(439,310)	-	-

Accumulative other comprehensive income	-	-	-	2,701	2,701

BALANCE, DECEMBER 20, 2009	$4,068,178	$439,330	$(1,645,327)	$237,363	$3,099,544

The accompanying notes are an integral part of these consolidated financial statements.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 20, 2009 AND 2008

	December 20, 2009	December 20, 2008
Cash flows from operating activities
Net income (loss)	$3,755,409	$(2,946,701)
provided by operating activities
Depreciation	623,487	585,658
Decrease / (Increase) in current assets:
Accounts receivable	(31,537)	2,428,044
Other receivables	12,592	1,072,571
Inventories	11,883,503	(6,779,556)
Advances to suppliers	(2,670,070)	3,731,170
Other assets	28,387	255,969
(Decrease) / Increase in current liabilities:
Accounts payable	(226,317)	(7,599,552)
Unearned revenue	(13,618,229)	12,731,652
Tax payables	(948)	(15,767)
Accrued expenses	(48,339)	(79,507)
Other payables	133,860	441,244
Net cash provided by (used in) operating activities	(158,201)	3,825,226

Cash flows from investing activities
Acquisition of plant, property, and equipment	(4,300)	(152,286)
Additions to construction in progress	(259,817)	(4,828,928)
Net cash used in investing activities	(264,117)	(4,981,214)

Cash flows from financing activities
Proceeds from (repayment of) installment loan	204,493	104,175
Payments to related parties	-	259,987
Proceeds from (payments to) related parties	113,896	-
Net cash provided by (used in) financing activities	318,390	364,161

Effect of exchange rate change on cash and cash equivalents	57,111	57,708
Net decrease in cash and cash equivalents	(46,817)	(734,119)
Cash and cash equivalents, beginning balance	262,199	996,318
Cash and cash equivalents, ending balance	$215,382	$262,199

Supplement disclosure of cash flow information
Interest expense paid	$264,870	$355,182
Income taxes paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO AUDITED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED DECEMBER 20, 2009 AND 2008

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Beijing Gufeng Chemical Products Co., Ltd. (“Guefeng” or the “Company”), is a limited liability company incorporated under the laws of the People’s Rebublic of China (“PRC”), registered at South of Dongsiqu Bridge, Pinggu Town, Pinggu District, Beijing.

Gufeng is located in Beijing and is a producer of compound fertilizers, blending fertilizers and organic-inorganic compound fertilizers in China. Founded in 1993, Gufeng operates a facility with an annual production capacity of 300,000 metric tons of compound fertilizer, which has a current utilization rate of approximately 60%.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. Actual results could differ from management’s estimates. Before January 1, 2010, the Company’s fiscal year ended on December 20th. From January 1, 2010 to July 1, 2010, the Company adopted December 31st as its fiscal year end.

Cash, cash equivalents and concentration of cash

For statement of cash flows purposes, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash includes cash on hand and demand deposits in accounts maintained with PRC state-owned banks. As of December 20, 2009 and 2008, cash and cash equivalents amounted to $215,382 and $262,199, respectively.

Financial instruments, which subject the Company to concentration of credit risk, consist of cash.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO AUDITED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED DECEMBER 20, 2009 AND 2008

Accounts receivable

The Company extends unsecured credit to its customers and maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves to determine if the allowance for doubtful accounts is adequate.  An estimate for doubtful accounts is made when collection of the full amount is no longer probable.  Account balances are written-off after management has exhausted all efforts of collection. As of December 20, 2009 and 2008, the Company had accounts receivable of $38,360 and $6,805, respectively, with no allowance for doubtful accounts.

Advances to suppliers

The Company provides advances to certain vendors for purchase of its material. As of December 20, 2009 and 2008, the advances to suppliers amounted to $3,324,421 and $652,825, respectively.

Inventories

Inventories are stated at the lower of cost or market value and cost is determined using the weighted average method.  Inventories include purchases and related costs incurred in bringing the inventories to their present location and condition. Inventories consist of raw material, work in process, finished goods and packaging materials.  Management reviews inventories for obsolescence and cost in excess of net realizable value at least annually and records a reserve against the inventory and additional cost of goods sold when the carrying value exceeds net realizable value.

Property, plant and equipment

Property, plant and equipment are stated at the cost of acquisition less accumulated depreciation.  Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of plant, property, and equipment are capitalized. These capitalized costs may include structural improvements, equipment, and fixtures. Expenditures for maintenance and repairs which do not improve or extend the useful lives of the assets are charged to operations as incurred.  The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

	Estimated Useful Life
Building	20	years
Machinery and equipment	5-10	years
Vehicles	8	years

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO AUDITED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED DECEMBER 20, 2009 AND 2008

The residual value is estimated to be 5% of the actual cost.

Impairment

The Company applies the provisions of Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (ASC 360), issued by the Financial Accounting Standards Board ("FASB"). FAS No. 144 (ASC 360) requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

The Company tests long-lived assets, including property, plant and equipment and intangible assets subject to periodic amortization, for recoverability at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Company utilizes to evaluate potential investments. The Company estimates fair value based on the information available in making whatever estimates, judgments and projections are considered necessary. The Company also re-evaluates the periods of depreciation and amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. There was no impairment of long-lived assets for the fiscal years ended December 20, 2009 and 2008.

Revenue recognition

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104 (ASC 605). Revenue generated from consignment sales is recognized typically three months after the date of shipment to customers when the following criteria are met: persuasive evidence has been received that an arrangement exists; delivery of the products and/or services has occurred (after three months of shipping date); the selling price is fixed or determinable; no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue. The Company requires its customers to make deposit with the Company when they place an order. The Company does not pay interest on these amounts. As of December 20, 2009 and 2008, the Company had unearned revenues of $32,571,022 and $46,221,718, respectively.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO AUDITED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED DECEMBER 20, 2009 AND 2008

The Company's revenue consists of invoiced value of goods, net of a value-added tax (VAT). No product return or sales discount allowance is made as products delivered and accepted by customers are normally not returnable and sales discounts are normally not granted after products are delivered.

Income taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance can be provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The Company records a valuation allowance for deferred tax assets, if any, based on its estimates of its future taxable income as well as its tax planning strategies when it is more likely than not that a portion or all of its deferred tax assets will not be realized. If the Company is able to utilize more of its deferred tax assets than the net amount previously recorded when unanticipated events occur, an adjustment to deferred tax assets would increase the Company net income when those events occur. The Company does not have any significant deferred tax asset or liabilities in the PRC tax jurisdiction. As a producer of basic material for agricultural use, the Company is not subject to VAT according the tax jurisdiction in the PRC, however, the Company is subject to corporate income tax.

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. The Company uses its local currency, Renminbi (RMB), as its functional currency. All asset and liability accounts were translated at the exchange rate on the balance sheet date; stockholder's equity is translated at the historical rates and items in the cash flow statements are translated at the average rate in each applicable period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. The resulting translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Because cash flows are also translated at average translation rates, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO AUDITED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED DECEMBER 20, 2009 AND 2008

Accumulated other comprehensive income amounted to $237,363 and $234,662 as of December 20, 2009 and 2008, respectively.

Fair values of financial instruments

Statement of Financial Accounting Standard No. 107 (ASC 825), Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. The accounting standards regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires fair value disclosures of those financial instruments.  The fair value measurement accounting standard defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels are defined as follows:

• Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

• Level 2
inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

• Level 3	inputs to the valuation methodology are unobservable and significant to the fair value.

The Company's financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, advances to suppliers, accounts payable, other payables, taxes payable, and related party advances and borrowings.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

In addition to assets and liabilities that are recorded at fair value on a recurring basis, the Company is required to record assets and liabilities at fair value on a non-recurring basis.  Generally, assets are recorded at fair value on a non-recurring basis as a result of impairment charges.  As of December 20, 2009 and 2008, there were no impairment charges.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO AUDITED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED DECEMBER 20, 2009 AND 2008

Statement of cash flows

In accordance with Statement of Financial Accounting Standards No. 95, Statement of Cash Flows (ASC230), cash flows from the Company's operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Recent accounting pronouncements

In June 2009, the FASB issued ASC 105 (previously SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles ("GAAP") - a replacement of FASB Statement No. 162, or the “Codification”), which will become the source of authoritative accounting principles generally accepted in the United States recognized by the FASB to be applied to nongovernmental entities. The Codification is effective in the third quarter of 2009, and accordingly, all subsequent public filings will reference the Codification as the sole source of authoritative literature. The Company does not believe that this will have a material effect on its financial statements.

In June 2009, the FASB issued ASC 855 (previously SFAS No. 165, Subsequent Events), which establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or available to be issued. It is effective for interim and annual periods ending after June 15, 2009. There was no material impact upon the adoption of this standard on the Company’s financial statements.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, which amends ASC Topic 820, Measuring Liabilities at Fair Value, which provides additional guidance on the measurement of liabilities at fair value. These amended standards clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, we are required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets. If these quoted prices are not available, we are required to use another valuation technique, such as an income approach or a market approach. These amended standards are effective for the Company beginning in the middle of 2010 and are not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures which amends ASC Topic 820, adding new requirements for disclosures for Levels 1 and 2, separate disclosures of purchases, sales, issuances, and settlements relating to Level 3 measurements and clarification of existing fair value disclosures. ASU 2010-06 is effective for annual and interim reporting periods beginning after December 15, 2009, except for the requirement to provide Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for annual and interim reporting periods beginning after December 15, 2010 (the Company’s fiscal year 2011); early adoption is permitted. The Company does not expect significant impact of adopting ASU 2010-06 on its financial statements.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO AUDITED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED DECEMBER 20, 2009 AND 2008

NOTE 3 – INVENTORIES

Inventories consist of the following as of December 20, 2009 and 2008:

	December 20, 2009	December 20, 2008
Raw materials	$3,675,177	$543,732
Packaging	687,797	844,953
Lower value materials	7,581	7,584
Semi-finished goods	2,565,422	2,270,475
Finished goods	21,361,980	36,542,985
Totals	$28,297,957	$40,209,729

NOTE 4 – OTHER ASSETS

Prepaid expense represents advances made to purchase reagent for lab use. As of December 20, 2009 and 2008, other assets comprised of the following:

	December 20, 2009	December 20, 2008
Prepaid expense	$-	$28,421
Others	6,192	-
Total	$6,192	$28,421

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consist of the following as of December 20, 2009 and 2008:

	December 20, 2009	December 20, 2008
Building and improvements	$2,215,215	$2,216,319
Machinery and equipment	4,622,824	4,623,747
Office equipment	23,213	19,963
Vehicles	633,796	634,448
Total	7,495,048	7,494,478
Less: accumulated depreciation	(2,857,078)	(2,234,272)
Total property, plant and equipment	$4,637,970	$5,260,206

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO AUDITED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED DECEMBER 20, 2009 AND 2008

Depreciation expenses for the fiscal years ended December 20, 2009 and 2008 were $623,487 and $585,658, respectively.

NOTE 6 – CONSTRUCTION IN PROGRESS

The construction project was to expand the Company's structures including office buildings, warehouses and staff dormitories. The construction agreement was signed at the end of 2005 specifying a construction timeline from January 2006 to March 2010. The construction was mostly carried out in 2007 and 2008, and later completed in February 2010. These buildings will be reclassified to fixed assets at the completion. The total construction in progress as of December 20, 2009 and 2008 were $7,809,052 and $7,552,817, respectively. The Company capitalized interest expense as a component of the cost of construction in progress with the amount of $245,663 and $322,817 for the fiscal years ended December 20, 2009 and 2008 respectively.

NOTE 7 - ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consisted of the following as of December 20, 2009 and 2008:

	December 20, 2009	December 20, 2008
Accrued payroll	$211,113	$153,260
Welfare payable	14,476	145,017
Other payables	701,581	567,910
Accrued expense	24,167	-
Total	$951,337	$866,187

NOTE 8 – SHORT TERM LOAN

The Company had four short-term loans outstanding with Beijing Agricultural Bank as of December 20, 2009. The Company had two short-term loans outstanding with Beijing Rural Commercial Bank and three short-term loans outstanding with Beijing Agricultural Bank as of December 20, 2008. As of December 20, 2009 and 2008, the average loan terms, average loan rates and loan payables were as follows:

	December 20, 2009		December 20, 2008
Average Original Loan Term	0.86	year	1	year
Average Loan Rate	5.9%		8.4%
Total	$4,248,524		$3,928,179

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO AUDITED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED DECEMBER 20, 2009 AND 2008

NOTE 9 – INCOME TAXES

The Company's operations are all carried out in the PRC. The Company did not engage in any business in the United States during the fiscal years ended December 20, 2009 and 2008. Therefore, no provision for withholding taxes or U.S. federal income taxes or deferred income tax benefits has been made.

Effective from January 1, 2008, the PRC’s statutory income tax rate is 25%. The Company incurred net losses in both its fiscal years ended December 20, 2008 and 2007. Accordingly, the Company has deferred taxes in the form of net operating losses (“NOLs”). While the Company reported net income in its fiscal year ended December 20, 2009, there was still an accumulated deficit as of such fiscal year end. Thus, there was no income taxes incurred for the fiscal years ended December 20, 2009 and 2008. The provision for income taxes shown on the statements of income differs from the amounts that would result from applying statutory tax rates to income before income taxes primarily because of the marginal tax rates used to compute deferred taxes, permanent differences between determining income for financial statement purposes and computing taxable income, and the effect of state and local taxes.

The provision for income taxes as of December 20, 2009 and 2008 consisted of the following:

	December 20, 2009	December 20, 2008
Current income tax (benefit) - Provision for China income and local tax	$938,852	$(736,675)
Deferred taxe assets/(utilization of net loss carrforward)	(938,852)	736,675

Total provision for income taxes	$-	$-

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO AUDITED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED DECEMBER 20, 2009 AND 2008

Income taxes payable including historical unpaid income taxes and certain personal income taxes consist of the following as of December 20, 2009 and 2008:

	December 20, 2009	December 20, 2008
Income tax payable	13,325	14,280
Total	$13,325	14,280

NOTE 10 –OTHER TAXES

Value Added Tax

Sales revenue represents the invoiced value of goods, net of a value-added tax. Most of the Company’s fertilizer products that are sold in the PRC are waived from a Chinese value-added tax at a rate of 17% of the gross sales price due to the Company being the producer of basic material for agricultural use.

NOTE 11 – UNEARNED REVENUE

The unearned revenue represents the payment received by the Company before the fertilizer gets sold after three months. Unearned revenue is classified as a current liability on the balance sheet until it is recognized as earned during the accounting cycle. Unearned revenue was $32,571,022 and $46,221,718 as of December 20, 2009 and 2008, respectively.

NOTE 12 - OTHER INCOME (EXPENSES)

Other income (expenses) mainly consists of interest expense and subsidy income from the PRC government. Other income (expenses) was $126,706 and ($3,925) for the fiscal years ended December 20, 2009 and 2008, respectively.

NOTE 13 - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company's operations are all carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by, among other things, changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO AUDITED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED DECEMBER 20, 2009 AND 2008

Major Customers

One customer accounted for 8% of the Company’s total revenue for the fiscal year ended December 20, 2009. Another customer accounted for 7% of the Company’s total revenue for the fiscal year ended December 20, 2008. The top ten customers accounted for 34% and 38% of the Company’s total revenue for the fiscal years ended December 20, 2009 and 2008, respectively. There were no accounts receivable for the top ten customers as of December 20, 2009 and 2008, respectively.

NOTE 14 - STATUTORY RESERVES

The laws and regulations of the PRC require that before an enterprise distributes profits to its shareholders, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve. The statutory reserves include surplus reserve fund and the enterprise fund and represent restricted retained earnings.

As stipulated by the Company Law of the PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following:

i)	Making up cumulative prior years' losses, if any;

ii)
Allocations to the "statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

iii)
Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and the statutory common welfare fund is no longer required per the new Corporation Law promulgated in 2006; and

iv)	Allocations to the discretionary surplus reserve, if approved by the Company’s shareholders at the shareholders' general meeting.

The Company has total registered capital of approximately $4,068,178 (RMB 30 million).  As of December 20, 2009, the Company had appropriated approximately $439,330 for the statutory surplus reserve and is required to contribute an additional $1,594,759 from future earnings.

NOTE 15 - CONTINGENT LIABILITY

From time to time, the Company is involved in legal matters arising in the ordinary course of business.  Management currently is not aware of any legal matters or pending litigation, which would have a significant effect on the Company’s financial statements as of December 20, 2009.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO AUDITED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED DECEMBER 20, 2009 AND 2008

NOTE 16 – RELATED PARTY TRANSACTIONS

Amount due from (to) related parties represents account receivable (payable) from customers (to vendors) collected (paid) by related parties such as Tianjuyuan (as defined below under Note 17) on behalf of the Company; balances were recorded in amount due from (to) related parties.  The amount due from (to) related parties is short term in nature and non-interest bearing.

The Company had the following significant related party transactions as of December 20, 2009 and 2008, respectively:

	December 20, 2009	December 20, 2008
Amount due from related parties	$671,424	$1,504,034
Amount due to related parties	464,849	1,183,324

NOTE 17 – SUBSEQUENT EVENTS

Equity Ownership Transfer Agreements

On May 4, 2010, the Company acquired 100% of the equity interests of Beijing Tianjuyuan Fertilizer Co., Ltd. (“Tianjuyuan”) for a cash purchase price of RMB 1 million , and Tianjuyuan’s total registered capital (paid-in capital) amounted to RMB 1 million. Tianjuyuan is a limited liability company incorporated under PRC law, founded in 2001, registered at South of Nanzhangdai Village, Donggaocun Town, Pinggu District, Beijing.

On July 1, 2010, all of the Company’s shareholders, i.e., Mr. Qingxin Jiang and Ms. Qiong Jia (“Gufeng Shareholders”), entered into a Share Transfer Contract (the “Transfer Contract”) with Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd. (“Jinong”), a wholly owned subsidiary of China Green Agriculture Inc. (“China Green”), for China Green to acquire 100% of the equity interests of the Company for a cash purchase price of approximately $8.8 million plus an aggregate of 2,275,931 newly issued shares (the “Shares”) of common stock of China Green to the Company’s shareholders or their designees. Gufeng Shareholders also entered into a Supplementary Agreement with Jinong on the same day (the “Supplementary Agreement”). Subsequently, the Company’s fiscal year end was changed from December 31st to June 30th so it adopted the same fiscal year end as China Green. The Supplementary Agreement sets forth the terms and conditions of the issuance of the Shares. Of the Shares being issued in the acquisition, 40% will be held in escrow pending satisfaction of certain conditions such as the make good targets for the release of 30% of the Shares ($88.4 million in revenue and $10.6 million in net profit after tax) set for the Company for the fiscal year ended June 30, 2011 and the receipt of title certificates for certain real property for the release of 10% of the Shares. The acquisition by China Green as contemplated by the Transfer Contract and the Supplementary Agreement was consummated on July 2, 2010.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
STATEMENT OF BALANCE SHEET
AS OF MARCH 31, 2010 AND DECEMBER 20, 2009
(UNAUDITED)

	March 31, 2010	December 20, 2009
Current Assets
Cash and cash equivalents	$988,256	$215,382
Accounts receivable	44,943	38,360
Other receivables, net	26,392	16,396
Advances to suppliers	422,457	3,324,421
Amount due from related parties	2,856,572	671,424
Inventories	21,679,516	28,297,957

Total Current Assets	26,018,136	32,570,132

Plant, Property and Equipment, net	10,127,221	4,637,970

Construction in Progress	760,071	7,809,052

Total Assets	$36,905,427	$45,017,154

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$4,794,037	3,668,553
Other payables and accrued expenses	1,014,764	951,337
Amount due to related parties	518,857	464,849
Taxes payable	13,136	13,325
Unearned revenue	22,120,575	32,571,022
Short term loans	4,248,586	4,248,524
Total Current Liabilities	32,709,955	41,917,610

Long Term Loan	-	-

Total Liabilities	32,709,955	41,917,610

Stockholders' Equity (Deficit)
Contributed captial	4,068,178	4,068,178
Statutory reserve	548,925	439,330
Accumulated deficit	(659,090)	(1,645,327)
Accumulated other comprehensive income	237,459	237,363
Total Stockholders' Equity (Deficit)	4,195,472	3,099,544

Total Liabilities and Stockholders' Equity (Deficit)	$36,905,427	$45,017,154

The accompanying notes are an integral part of these consolidated financial statements.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
INCOME STATEMENT
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND MARCH 20, 2009
(UNAUDITED)

	THREE MONTHS ENDED
	March 31, 2010	March 20, 2009
Net sales	$17,075,083	$13,946,656
Cost of goods sold	(15,276,594)	(12,646,421)
Gross profit	1,798,489	1,300,235
Operating expenses
General administrative and selling expenses	(718,569)	(533,273)
Income from operations	1,079,920	766,962
Other income (expense)
Miscellenous income	29,299	3,211
Miscellenous expense	(14,764)	(6,184)
Interest income	1,364	611
Interest expense	-	(18,210)
Total other income (expense)	15,899	(20,572)
Income before income taxes	1,095,818	746,390
Provision for income taxes	-	-
Net income	1,095,818	746,390
Other comprehensive income (loss)
Foreign currency translation gain (loss)	97	1,381
Comprehensive income	$1,095,915	$747,770

The accompanying notes are an integral part of these consolidated financial statements.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND MARCH 20, 2009
(UNAUDITED)

	THREE MONTHS ENDED
	March 31, 2010	March 20, 2009
Cash flows from operating activities
Net income provided by operating activities	$1,095,818	$746,390
Depreciation	83,481	131,911
Decrease / (Increase) in current assets:
Accounts receivable	(6,582)	(149,712)
Other receivables	(9,996)	(40,089)
Inventories	6,618,467	2,759,197
Advances to suppliers	2,901,843	(1,443,746)
Other assets	-	28,023
(Decrease) / Increase in current liabilities:
Accounts payable	1,125,364	(1,161,314)
Unearned revenue	(10,450,312)	(9,255,925)
Tax payables	(188)	(376)
Accrued expenses	(43,314)	82,432
Other payables	106,723	8,687,780
Net cash provided by operating activities	1,421,306	384,571

Cash flows from investing activities
Acquisition of plant, property, and equipment	(5,572,342)	(379)
Additions to construction in progress	7,048,682	(58,155)
Net cash used in investing activities	1,476,340	(58,534)

Cash flows from financing activities
Proceeds from (repayment of) installment loan	-	(14,580)
Payments to related parties	(2,131,012)
Proceeds from (payments to) related parties		342,520
Net cash provided by (used in) financing activities	(2,131,012)	327,940

Effect of exchange rate change on cash and cash equivalents	6,240	(1,284)
Net increase in cash and cash equivalents	772,874	652,693
Cash and cash equivalents, beginning balance	215,382	262,199
Cash and cash equivalents, ending balance	$988,256	$914,892

Supplement disclosure of cash flow information
Interest expense paid	$84,688	$77,079
Income taxes paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Beijing Gufeng Chemical Products Co., Ltd. (“Guefeng” or the “Company”), is a limited liability company incorporated under the laws of the People’s Rebublic of China (“PRC”), registered at South of Dongsiqu Bridge, Pinggu Town, Pinggu District, Beijing.

Gufeng is located in Beijing and is a producer of compound fertilizers, blending fertilizers and organic-inorganic compound fertilizers in China. Founded in 1993, Gufeng operates a facility with an annual production capacity of 300,000 metric tons of compound fertilizer, which has a current utilization rate of approximately 60%.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. Actual results could differ from management’s estimates. Before January 1, 2010, the Company’s fiscal year ended on December 20th. From January 1, 2010 to July 2010, the Company adopted December 31st as its fiscal year-end. Therefore, the three-month period ended on March 31, 2010 is compared to the similar period ended on March 20, 2009.

Cash, cash equivalents and concentration of cash

For statement of cash flows purposes, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash includes cash on hand and demand deposits in accounts maintained with PRC state-owned banks. As of March 31, 2010 and December 20, 2009, cash and cash equivalents amounted to $988,256 and $215,382, respectively.

Financial instruments, which subject the Company to concentration of credit risk, consist of cash.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

Accounts receivable

The Company extends unsecured credit to its customers and maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves to determine if the allowance for doubtful accounts is adequate.  An estimate for doubtful accounts is made when collection of the full amount is no longer probable.  Account balances are written-off after management has exhausted all efforts of collection. As of March 31, 2010 and December 20, 2009, the Company had accounts receivable of $44,943 and $38,360, respectively, with no allowance for doubtful accounts.

Advances to suppliers

The Company provides advances to certain vendors for purchase of its material. As of March 31, 2010 and December 20, 2009, the advances to suppliers amounted to $422,457 and $3,324,421, respectively.

Inventories

Inventories are stated at the lower of cost or market value and cost is determined using the weighted average method.  Inventories include purchases and related costs incurred in bringing the inventories to their present location and condition. Inventories consist of raw material, work in process, finished goods and packaging materials.  Management reviews inventories for obsolescence and cost in excess of net realizable value at least annually and records a reserve against the inventory and additional cost of goods sold when the carrying value exceeds net realizable value.

Property, plant and equipment

Property, plant and equipment are stated at the cost of acquisition less accumulated depreciation.  Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of plant, property, and equipment are capitalized. These capitalized costs may include structural improvements, equipment, and fixtures. Expenditures for maintenance and repairs which do not improve or extend the useful lives of the assets are charged to operations as incurred.  The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Estimated Useful Life
Building	20 years
Machinery and equipment	5-10 years
Vehicles	8 years

The residual value is estimated to be 5% of the actual cost.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

Impairment

The Company applies the provisions of Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (ASC 360), issued by the Financial Accounting Standards Board ("FASB"). FAS No. 144 (ASC 360) requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

The Company tests long-lived assets, including property, plant and equipment and intangible assets subject to periodic amortization, for recoverability at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Company utilizes to evaluate potential investments. The Company estimates fair value based on the information available in making whatever estimates, judgments and projections are considered necessary. The Company also re-evaluates the periods of depreciation and amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. There was no impairment of long-lived assets as of March 31, 2010 and December 20, 2009.

Revenue recognition

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104 (ASC 605). Revenue generated from consignment sales is recognized typically three months after the date of shipment to customers when the following criteria are met: persuasive evidence has been received that an arrangement exists; delivery of the products and/or services has occurred (three months after the shipping date); the selling price is fixed or determinable; no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue. The Company requires its customers to make deposit with the Company when they place an order. The Company does not pay interest on these amounts. As of March 31, 2010 and December 20, 2009, the Company had unearned revenues of $22,120,575 and $32,571,022, respectively.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

The Company's revenue consists of invoiced value of goods, net of a value-added tax (VAT). No product return or sales discount allowance is made as products delivered and accepted by customers are normally not returnable and sales discounts are normally not granted after products are delivered.

Income taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance can be provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The Company records a valuation allowance for deferred tax assets, if any, based on its estimates of its future taxable income as well as its tax planning strategies when it is more likely than not that a portion or all of its deferred tax assets will not be realized. If the Company is able to utilize more of its deferred tax assets than the net amount previously recorded when unanticipated events occur, an adjustment to deferred tax assets would increase the Company net income when those events occur. The Company does not have any significant deferred tax asset or liabilities in the PRC tax jurisdiction. As a producer of basic material for agricultural use, the Company is not subject to VAT according the tax jurisdiction in the PRC, however, the Company is subject to corporate income tax.

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. The Company uses its local currency, Renminbi (RMB), as its functional currency. All asset and liability accounts were translated at the exchange rate on the balance sheet date; stockholder's equity is translated at the historical rates and items in the cash flow statements are translated at the average rate in each applicable period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. The resulting translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Because cash flows are also translated at average translation rates, amounts reported on the statement of cash flows will not necessarily be consistent with changes in the corresponding balances on the balance sheet.

Accumulated other comprehensive income amounted to $237,459 and $237,363 as of March 31, 2010 and December 20, 2009, respectively.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

Fair values of financial instruments

Statement of Financial Accounting Standard No. 107 (ASC 825), Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. The accounting standards regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires fair value disclosures of those financial instruments.  The fair value measurement accounting standard defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels are defined as follows:

• Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
• Level 2
inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

• Level 3	inputs to the valuation methodology are unobservable and significant to the fair value.

The Company's financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, advances to suppliers, accounts payable, other payables, taxes payable, and related party advances and borrowings.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

In addition to assets and liabilities that are recorded at fair value on a recurring basis, the Company is required to record assets and liabilities at fair value on a non-recurring basis.  Generally, assets are recorded at fair value on a non-recurring basis as a result of impairment charges.  As of March 31, 2010 and December 20, 2009, there were no impairment charges.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

Statement of cash flows

In accordance with Statement of Financial Accounting Standards No. 95, Statement of Cash Flows (ASC230), cash flows from the Company's operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Recent accounting pronouncements

In June 2009, the FASB issued ASC 105 (previously SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles ("GAAP") - a replacement of FASB Statement No. 162, or the “Codification”), which will become the source of authoritative accounting principles generally accepted in the United States recognized by the FASB to be applied to nongovernmental entities. The Codification is effective in the third quarter of 2009, and accordingly, all subsequent public filings will reference the Codification as the sole source of authoritative literature. The Company does not believe that this will have a material effect on its financial statements.

In June 2009, the FASB issued ASC 855 (previously SFAS No. 165, Subsequent Events), which establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or available to be issued. It is effective for interim and annual periods ending after June 15, 2009. There was no material impact upon the adoption of this standard on the Company’s financial statements.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, which amends ASC Topic 820, Measuring Liabilities at Fair Value, which provides additional guidance on the measurement of liabilities at fair value. These amended standards clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, we are required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets. If these quoted prices are not available, we are required to use another valuation technique, such as an income approach or a market approach. These amended standards are effective for the Company beginning in the middle of 2010 and are not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures which amends ASC Topic 820, adding new requirements for disclosures for Levels 1 and 2, separate disclosures of purchases, sales, issuances, and settlements relating to Level 3 measurements and clarification of existing fair value disclosures.  ASU 2010-06 is effective for annual and interim reporting periods beginning after December 15, 2009, except for the requirement to provide Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010 (the Company’s fiscal year 2011); early adoption is permitted.  The Company does not expect significant impact of adopting ASU 2010-06 on its financial statements.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 3 – INVENTORIES

Inventories consist of the following as of March 31, 2010 and December 20, 2009:

	March 31, 2010	December 20, 2009
Raw materials	$2,233,857	$3,675,177
Packaging	624,001	687,797
Lower value materials	77,485	7,581
Semi-finished goods	2,500,166	2,565,422
Finished goods	16,244,007	21,361,980
Totals	$21,679,516	$28,297,957

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consist of the following as of March 31, 2010 and December 20, 2009:

	March 31, 2010	December 20, 2009
Building and improvements	$7,779,986	$2,215,215
Machinery and equipment	4,638,339	4,622,824
Office equipment	50,615	23,213
Vehicles	598,888	633,796
Total	13,067,827	7,495,048
Less: accumulated depreciation	(2,940,606)	(2,857,078)
Total property, plant and equipment	$10,127,221	$4,637,970

Depreciation expenses for the three months ended March 31, 2010 and March 20, 2009 weres $83,481 and $131,911, respectively. In the three months ended March 31, 2010, $5,572,342 of construction in progress were added into building and improvement after completion and net of disposal .

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 5 – CONSTRUCTION IN PROGRESS

The construction project was to expand the Company's structures including office buildings, warehouses and staff dormitories. The construction agreement was signed in the end of 2005 specifying a construction timeline of January 2006 to December 2010. The construction was mostly carried out in 2007 and 2009, and later completed in February 2010. Most of these construction in progress were reclassified to fixed assets of buildings. The total construction in progress as of March 31, 2010 and December 20, 2009 were $760,071 and $7,809,052, respectively.

NOTE 6 - ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consisted of the following as of March 31, 2010 and December 20, 2009:

	March 31, 2010	December 20, 2009
Accrued payroll	$153,678	$211,113
Welfare payable	7,223	14,476
Other payables	808,320	701,581
Accrued expense	45,542	24,167
Total	$1,014,764	$951,337

NOTE 7 – SHORT TERM LOAN

The Company had four short-term loans outstanding with Beijing Agricultural Bank as of March 31, 2010. The Company had four short-term loans outstanding with Beijing Agricultural Bank as of December 20, 2009. As of March 31, 2010 and December 20, 2009, the average loan terms, average loan rates and average loan payables were as follows:

	March 31, 2010	December 20, 2009

Average Original Loan Term	0.83 year	0.86 year
Average Loan Rate	5.9%	5.9%
Total	$4,248,586	$4,248,524

NOTE 8 – INCOME TAXES

The Company's operations are all carried out in the PRC. The Company did not engage in any business in the United States as of March 31, 2010 and December 20, 2009. Therefore, no provision for withholding taxes or U.S. federal income taxes or deferred income tax benefits has been made as of March 31, 2010 and December 20, 2009.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

Effective from January 1, 2008, the PRC’s statutory income tax rate is 25%. The Company incurred net losses in both its fiscal years ended December 20, 2008 and 2007. Accordingly, the Company has deferred taxes in the form of net operating losses (“NOLs”). While the Company earned net income in its fiscal year ended December 20, 2009, the accumulated deficit was still outstanding after retained earnings. Thus, there is no provision for income taxes as of March 31, 2010 and December 20, 2009 as set forth below:

	March 31, 2010	December 20, 2009

Current income tax (benefit) - Provision for China income and local tax	$273,955	$938,852
Deferred tax assets/(utilization of net loss carrforward)	(273,955)	(938,852)

Total provision for income taxes	$-	$-

Income taxes payable including historical unpaid income tax and certain personal income tax consisted of the following as of March 31, 2010 and December 20, 2009:

	March 31, 2010	December 20, 2009
Income tax payable	13,136	13,325

Total	$13,136	13,325

NOTE 9 –OTHER TAXES

Value Added Tax

Sales revenue represents the invoiced value of goods, net of a value-added tax. Most of the Company’s fertilizer products that are sold in the PRC are waived from a Chinese value-added tax at a rate of 17% of the gross sales price due to the Company being the producer of basic material for agricultural use.

NOTE 10 – UNEARNED REVENUE

The unearned revenue represents the payment received by the Company before the fertilizer gets sold after three months. Unearned revenue is classified as a current liability on the balance sheet until it is recognized as earned during the accounting cycle. Unearned revenue was $22,120,575 and $32,571,022 as of March 31, 2010 and December 20, 2009, respectively.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 11 - OTHER INCOME (EXPENSES)

Other income (expenses) mainly consists of interest expense and subsidy income from the PRC government. Other income (expenses) was $15,899 and ($20,572) for the three months ended March 31, 2010 and March 20, 2009, respectively.

NOTE 12 - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company's operations are all carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by, among other things, changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation.

Major Customers

One customer accounted for 9% of the Company’s total revenue for the three months ended March 31, 2010. Another customer accounted for 15% of the Company’s total revenue for the three months ended March 20, 2009. The top ten customers accounted for 48% and 69% of the Company’s net sales for the three months ended March 31, 2010 and March 20, 2009, respectively. There were no outstanding accounts receivable for the Company’s top ten customers as of March 31, 2010 and March 20, 2009.

NOTE 13 - STATUTORY RESERVES

The laws and regulations of the PRC require that before an enterprise distributes profits to its shareholders, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve. The statutory reserves include the surplus reserve fund and the enterprise fund and represent restricted retained earnings.

As stipulated by the Company Law of the PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following:

i)	Making up cumulative prior years' losses, if any;

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

ii)
Allocations to the "statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

iii)
Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and the statutory common welfare fund is no longer required per the new Corporation Law promulgated in 2006; and

iv)	Allocations to the discretionary surplus reserve, if approved by the Company’s shareholders at the shareholders' general meeting.

The Company has total registered capital of approximately $4,068,178 (RMB 30 million).  As of March 31, 2010 and December, 2009, the Company had appropriated approximately $548,925 and $439,330, respectively, for the statutory surplus reserve. The Company was required to contribute an additional $1,485,164 from future earnings as of March 31, 2010.

NOTE 14 - CONTINGENT LIABILITY

From time to time, the Company is involved in legal matters arising in the ordinary course of business.  Management currently is not aware of any legal matters or pending litigation, which would have a significant effect on the Company’s financial statements as of March 31, 2010.

NOTE 15 – RELATED PARTY TRANSACTIONS

Amount due from (to) related parties represents accounts receivable (payable) from customers (to vendors) collected (paid) by related parties such as Tianjuyuan (as defined below under Note 16) on behalf of the Company, and balances were recorded in amount due from (to) related parties.  The amount due from (to) related parties is short term in nature and non-interest bearing.

The Company had the following significant related party transactions as of March 31, 2010 and December 20, 2009, respectively:

	March 31, 2010	December 20, 2009
Amount due from related parties	$2,856,572	$671,424
Amount due to related parties	518,857	464,849

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 16 – SUBSEQUENT EVENTS

Equity Ownership Transfer Agreements

On May 4, 2010, the Company acquired 100% of the equity interests of Tianjuyuan for a cash purchase price of RMB 1 million, and Tianjuyuan’s total registered capital (paid-in capital) amounted to RMB 1 million. Tianjuyuan is a limited liability company incorporated under PRC law, founded in 2001, registered at South of Nanzhangdai Village, Donggaocun Town, Pinggu District, Beijing.

On July 1, 2010, all of the Company’s shareholders, i.e., Mr. Qingxin Jiang and Ms. Qiong Jia (“Gufeng Shareholders”), entered into a Share Transfer Contract (the “Transfer Contract”) with Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd. (“Jinong”), a wholly owned subsidiary of China Green Agriculture Inc. (“China Green”), for China Green to acquire 100% of the equity interests of the Company for a cash purchase price of approximately $8.8 million plus an aggregate of 2,275,931 newly issued shares (the “Shares”) of common stock of China Green to the Company’s shareholders or their designees. Gufeng Shareholders also entered into a Supplementary Agreement with Jinong on the same day (the “Supplementary Agreement”). Subsequently, the Company’s fiscal year end was changed from December 31st to June 30th so it adopted the same fiscal year end as China Green. The Supplementary Agreement sets forth the terms and conditions of the issuance of the Shares. Of the Shares being issued in the acquisition, 40% will be held in escrow pending satisfaction of certain conditions such as the make good targets for the release of 30% of the Shares ($88.4 million in revenue and $10.6 million in net profit after tax) set for the Company for the fiscal year ended June 30, 2011 and the receipt of title certificates for certain real property for the release of 10% of the Shares. The acquisition by China Green as contemplated by the Transfer Contract and the Supplementary Agreement was consummated on July 2, 2010.